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                                                                    Exhibit 99.4
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[MGI LOGO]


NEWS RELEASE

FOR IMMEDIATE RELEASE                            CONTACT:
March 28, 2001                                      Maggie P. Knack
                                                    Director, Investor Relations
                                                    (952) 346-4771
                                                    IR@mgipharma.com
                                                    ----------------


                        MGI PHARMA PRESENTS FURTHER DATA
               ON IROFULVEN'S ANTI-TUMOR ACTIVITY AT AACR MEETING


MINNEAPOLIS, March 28, 2001 -- MGI PHARMA, INC., (Nasdaq: MOGN) today announced that six poster presentations on irofulven's anti-tumor activity and mechanism of action were made at this year's American Association for Cancer Research
(AACR) meeting held in New Orleans from March 24 - 28, 2001. The preclinical data presented serves as the basis for MGI's plans to expand the clinical development of irofulven in a variety of cancers.

In one presentation, complete regressions of hormone-refractory human DU-145 prostate tumors growing in nude mice were reported when irofulven was used in combination with Taxotere(R) (docetaxel). Complete regressions were observed in 17 of 20 animals administered the drugs in combination, whereas Taxotere alone produced no complete regressions and a submaximal dose of irofulven produced complete regressions in two of 10 animals. MGI now plans to initiate a Phase 1 clinical trial to evaluate this promising drug combination in cancer patients.

Another investigation reported on the activity of irofulven in combination with other anti-cancer agents in human tumor cell lines and drug-resistant human tumor xenografts. Irofulven combined with taxanes, topoisomerase I inhibitors, mitomycin C, thiotepa, or carboplatin exhibited statistically significant synergistic (or greater than additive) anti-tumor effects. Such activity suggests a basis for possible new clinical investigations.

Complete regressions were also reported following irofulven treatment of mice bearing glioblastoma xenografts. Glioblastoma is a particularly lethal form of brain tumor for which the limited treatment options provide minimal benefit. This investigation demonstrated the ability of irofulven to cross the blood-brain barrier in an active form. MGI also intends to initiate a Phase 2 trial to evaluate irofulven's activity in this particularly challenging tumor target.

Three additional presentations on irofulven's preclinical activity further characterize the mechanism by which irofulven induces apoptosis in human breast, prostate, and pancreatic tumor cell lines.
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MGI PHARMA, INC.
Presents Posters at 2001AACR Meeting
Page 2

About Irofulven
---------------
Irofulven (also known as MGI 114, hydroxymethylacylfulvene, or HMAF) is the first product candidate being developed by MGI PHARMA from its family of proprietary anti-cancer compounds called acylfulvenes. Irofulven is currently being tested in a series of clinical trials for the treatment of solid tumors, across a variety of cancers. Irofulven has demonstrated promising anti-tumor activity as a single agent in clinical testing against pancreatic, ovarian and prostate cancers. In February 2001, MGI PHARMA initiated a pivotal Phase 3 trial of irofulven in advanced-stage, refractory pancreatic cancer patients. Side effects from irofulven are comparable to those seen with marketed chemotherapies and include bone marrow suppression (decreases in platelets or white blood cell counts), nausea, vomiting and fatigue. Patients and health care providers seeking information on the various irofulven clinical trials may call MGI PHARMA's Medical Communications Help Line at 1-800-562-5580 or the National Cancer Institute's Cancer Information Service at 1-800-4-CANCER (TTY 1-800-332-8615).

About MGI PHARMA
----------------
MGI PHARMA, INC. is an oncology-focused pharmaceutical company that acquires, develops and commercializes differentiated products that meet patient needs. MGI PHARMA focuses its sales efforts solely in the United States and collaborates with other pharmaceutical or biotechnology companies for its products in international markets. For more information about MGI PHARMA, please visit the Company's web site at www.mgipharma.com.


EDITORS' NOTE: Abstracts presented on irofulven at AACR include:

#475 Antitumor Activity of Irofulven (MGI 114) in Combination with Taxotere against DU145 Human Prostate Tumor Xenograft Model.

#476 Activity of Irofulven (MGI 114, HMAF) in Combination with Other Chemotherapeutic Agents.

#1753 Activity of Irofulven (6-Hydroxymethylacylfulvene, MGI 114) in the Treatment of Human Central Nervous System Tumors Growing in Athymic Nude Mice.

#3443 Caspase 3 Is Not Required for Apoptosis by Irofulven
(Hydroxymethylacylfulvene).

#3444 Irofulven-Induced Apoptosis in Human Pancreatic Cancer Cells is Mediated by Activation or ERK and JNK Kinases.

#3445 Early Events in Apoptosis Induced by Irofulven (Hydroxymethylacylfulvene) in Prostate Tumor Cells.


This news release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the company and its management. These forward-looking statements
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MGI PHARMA, INC.
Presents Posters at 2001AACR Meeting
Page 3

are not guarantees of future performance and involve a number of risks and uncertainties that may cause the company's actual results to differ materially from the results discussed in these statements. Factors that might affect MGI PHARMA's results include, but are not limited to the ability of MGI PHARMA's product candidates, such as irofulven, to be proven safe and effective in humans and to ultimately compete successfully with other therapies, continued sales of MGI PHARMA's marketed products, development or acquisition of additional products, reliance on contract manufacturing, changes in strategic alliances, and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. MGI PHARMA does not intend to update any of the forward-looking statements after the date of this news release to conform them to actual results.

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